UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2009

Watson Wyatt Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16159	52-2211537
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 N. Glebe Road
Arlington, Virginia		22203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (703) 258-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

The Merger Agreement

On June 26, 2009, Watson Wyatt Worldwide, Inc., a Delaware corporation (“Watson Wyatt”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Towers, Perrin, Forster & Crosby, Inc., a Pennsylvania corporation (“Towers Perrin”), Jupiter Saturn Holding Company, a newly-formed Delaware corporation (the “Holding Company”), Jupiter Saturn Delaware Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of the Holding Company (“Watson Wyatt Merger Sub”), and Jupiter Saturn Pennsylvania Inc., a newly-formed Pennsylvania corporation and wholly-owned subsidiary of the Holding Company (“Towers Perrin Merger Sub”), pursuant to which Watson Wyatt and Towers Perrin will combine their businesses and through simultaneous mergers become wholly-owned subsidiaries of the Holding Company. The descriptions of the Merger Agreement and transactions contemplated thereby and set forth herein are not complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Under the terms and subject to the conditions set forth in the Merger Agreement, the Holding Company will become the sole shareholder of all of the outstanding shares of Class A common stock of Watson Wyatt, par value $0.01 per share (the “Watson Wyatt Common Stock”), and the outstanding shares of common stock of Towers Perrin, par value $0.50 per share (the “Towers Perrin Common Stock”) through simultaneous mergers of (i) Watson Wyatt Merger Sub with and into Watson Wyatt (the “Watson Wyatt Merger”) and (ii) Towers Perrin Merger Sub with and into Towers Perrin (the “Towers Perrin Merger” and together with the Watson Wyatt Merger, the “Merger”).

Upon completion of the Merger, Watson Wyatt equity holders immediately prior to the effective time of the Merger will be entitled to receive 50% of the outstanding common stock of the Holding Company on a fully-diluted basis and Towers Perrin equity holders immediately prior to the effective time of the Towers Perrin Merger, including Towers Perrin employees who receive certain equity incentive awards, will be entitled to receive 50% of the outstanding common stock of the Holding Company on a fully diluted basis. The Holding Company will conduct its business as “Towers Watson & Co.” The Merger and the Merger Agreement have been unanimously approved by the Board of Directors of each of Towers Perrin and Watson Wyatt.

Under the terms of the Merger Agreement, the consummation of the Merger will have the following effects on the capital stock of Towers Perrin and Watson Wyatt:

(i)            Each outstanding share of the Watson Wyatt Common Stock issued and outstanding immediately prior to the effective time of the Merger (such shares, collectively, the “Watson Wyatt Shares”) will be converted into the right to receive one (1) fully paid and nonassessable share of the Holding Company’s Class A common stock (the “Class A shares”) (such shares, collectively, the “Watson Wyatt Merger Consideration”).  The shares received as part of the Watson Wyatt Merger Consideration will not be subject to transfer restrictions under the Holding Company’s charter.

(ii)           Each share of the Towers Perrin Common Stock issued and outstanding immediately prior to the effective time of the Merger (such shares, collectively, the “Towers Perrin Shares”) will be converted into the right to receive the number of fully paid and nonassessable shares of the Holding Company common stock based upon an exchange ratio (the “Exchange Ratio”) determined at the effective time of the Merger in accordance with the Merger Agreement (collectively, the “Towers Perrin Merger Consideration” and together with the Watson Wyatt Merger Consideration, the “Merger

Consideration”). The Exchange Ratio will be the ratio that results in Towers Perrin shareholders and Towers Perrin employees who receive restricted stock awards (described below) collectively receiving shares of the Holding Company common stock that represent 50% of all shares of common stock outstanding on a fully diluted basis at the effective time of the Merger.  Holding Company shares issued to Towers Perrin shareholders (other than shares issued to Towers Perrin shareholders who elect to receive a portion of their Merger Consideration as shares of the Holding Company’s Class R Common Stock (“Class R shares”) or Class S Common Stock (“Class S shares”), which are described below) will be divided equally among four classes of non-transferable Holding Company common stock, Classes B-1, B-2, B-3 and B-4.  Outstanding shares of one of these classes of Class B common stock will automatically convert on a one-for-one basis into shares of freely transferable Class A shares on each of the first four anniversaries of the effective time of the Merger.

(iii)          Certain Towers Perrin shareholders who meet defined age and service criteria will be given the opportunity to elect to terminate their employment at closing and receive between 50% and 100% of their Merger Consideration in Class R shares, which will be automatically redeemed on the first business day after the Merger closes for equal amounts of cash and one-year promissory notes (such election, a “Class R Election”). The notes will be issued by the Holding Company pursuant to an indenture which contains limited operating covenants and provides that such notes will bear interest at a fixed per-annum rate, compounded annually, equal to the greater of (x) 2.0% and (y) 120.0% of the short-term applicable federal rate in effect at the effective time of the Merger, as prescribed by the Internal Revenue Service. The amount of cash and principal amount of notes issued in exchange for each Class R share will be determined based on the Exchange Ratio and the average closing price per share of Watson Wyatt Common Stock for the 10 trading days ending on the second trading day immediately prior to the effective time of the Merger (the “Watson Wyatt Closing Price”). Towers Perrin shareholders who make valid Class R Elections will receive Class B-1 shares in exchange for the remainder of their Towers Perrin Shares that are not exchanged for Class R shares. Such Class B-1 shares will automatically convert into freely tradable Class A shares on the first anniversary of the effective time of the Merger. Class R Elections will be subject to pro-ration so that the amount of cash and notes payable on the automatic conversion of the Class R shares will not exceed $200 million. This amount may be increased with the consent of Towers Perrin and Watson Wyatt.

(iv)          If the cash and notes payable on the automatic conversion of Class R shares is less than $200 million, Watson Wyatt may elect to cause Towers Perrin to give the remaining Towers Perrin shareholders the opportunity to elect to receive up to 20% of their Merger Consideration in Class S shares, which will be automatically redeemed on the first business day after the Merger closes for cash (such election, a “Class S Election”).  The amount of cash paid in exchange for each Class S share will be determined based on the Exchange Ratio and the Watson Wyatt Closing Price. Class S Elections will be subject to pro-ration so that the amount of cash payable on the automatic conversion of the Class S shares will not exceed the difference between $200 million and the cash and notes payable on the automatic conversion of the Class R shares.

(v)           Towers Perrin will issue awards of restricted stock units to a large group of designated Towers Perrin employees prior to closing. At the effective time of the Merger, the Towers Perrin restricted stock units will be exchanged for Class A shares that are subject to a contractual vesting schedule and other restrictions. The restricted Class A shares will generally vest in three equal annual installments commencing on the first anniversary of the effective time of the Merger.

(vi)          In the Watson Wyatt Merger, Watson Wyatt deferred stock units whose performance conditions have been satisfied or deemed satisfied by the compensation committee of Watson Wyatt’s Board of Directors will be converted into an equal number of Class A shares.

Under the terms of the Merger Agreement, the parties will prepare and file with the Securities and Exchange Commission (the “Commission”) mutually acceptable proxy materials which will constitute a joint proxy statement/prospectus relating to the proposals to be submitted to the shareholders of each of Watson Wyatt and Towers Perrin in connection with the Merger. Such materials will be part of a registration statement on Form S-4 to be prepared and filed with the Commission by the Holding Company with respect to the offer and issuance of its securities in the Merger. In addition, the Holding Company will apply to list the Class A shares on both the New York Stock Exchange (the “NYSE”) and the NASDAQ Global Select Market (“NASDAQ”).

The Merger Agreement also provides that, upon consummation of the Merger, the Board of Directors of the Holding Company will consist of twelve persons, six of whom will be designated by Watson Wyatt and six of whom will be designated by Towers Perrin. Four of Watson Wyatt’s designees must be “independent,” and four of Towers Perrin’s designees must be “independent” as defined in the rules of the NYSE and NASDAQ.

Under the Merger Agreement, upon completion of the Merger, John J. Haley, the President, Chief Executive Officer and Chairman of the Board of Directors of Watson Wyatt, will serve as Chairman of the Board of Directors and Chief Executive Officer of the Holding Company, and Mark V. Mactas, the Chief Executive Officer and Chairman of the Board of Directors of Towers Perrin, will serve as Deputy Chairman of the Board of Directors, President and Chief Operating Officer of the Holding Company.

Watson Wyatt and Towers Perrin have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) with respect to the conduct of their respective businesses during the interim period between the execution of the Merger Agreement and consummation of the Merger,  (ii) to convene and hold a meeting of their respective shareholders to consider and vote upon a proposal to adopt the Merger Agreement, and (iii) that, subject to certain exceptions, the Watson Wyatt Board of Directors and Towers Perrin Board of Directors will recommend the adoption of the Merger Agreement by their respective shareholders. In addition, Watson Wyatt and Towers Perrin have made certain additional customary covenants not to take any of the following actions, among others: (a) solicit or knowingly encourage or facilitate inquiries or proposals relating to alternative business combination transactions or (b) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any non-public information or data in connection with, alternative business combination transactions.

Completion of the Merger is subject to customary conditions, including (i) approval of the Merger Agreement by holders of a majority of outstanding Watson Wyatt Common Stock and holders of two-thirds of outstanding Towers Perrin Common Stock, (ii) absence of governmental orders prohibiting the closing, and (iii) regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and under the competition laws of certain other countries and jurisdictions, including the European Union. Each party’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the Merger Agreement, (c) the receipt by such party of an opinion from its counsel to the effect that the Merger will be treated as a transfer of property to the Holding Company by the equity holders, as described in Section 351(a) or Section 351(b) of the Internal Revenue Code of 1986, as amended (the “Code”) or a reorganization within the meaning of Section 368(a) of the Code, or both, and (d) the absence of any event or development that would reasonably be expected to have a “material adverse effect” (as defined in the Merger Agreement) on the other party.

The Merger Agreement contains termination rights for both Towers Perrin and Watson Wyatt. It further provides that, upon termination of the Merger Agreement under specified circumstances, such as the approval by the non-terminating party of a third-party proposal relating to an alternative business combination transaction, the non-terminating party will be required to pay a termination fee of $65 million to the terminating party; and in other specified circumstances, such as the failure by the non-terminating party to obtain the requisite shareholder approval of the Merger, the terminating party will be required to reimburse the non-terminating party for its reasonable out-of-pocket expenses up to a maximum of $10 million.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and equity holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about Towers Perrin, Watson Wyatt, or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties of each of Towers Perrin and Watson Wyatt made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement as of the specific date. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were made solely for the benefit of the other parties to the Merger Agreement, and were used for the purpose of allocating risk between Towers Perrin and Watson Wyatt. Therefore, you should not treat them as categorical statements of fact.  Moreover, these representations and warranties may apply standards of materiality in a way that is different from what may be material to investors, and were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, you should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Towers Perrin and Watson Wyatt and their subsidiaries that the respective companies include in reports and statements they file with the Commission, and, in the case of Watson Wyatt, other filings it makes with the Commission.

The Voting Agreements

Concurrently with the execution of the Merger Agreement, and as a condition to enter into the Merger Agreement, (a) certain executive officers and directors of Watson Wyatt (the “Watson Wyatt Persons”) each entered into an agreement with Towers Perrin, relating to all of the shares of Watson Wyatt Common Stock beneficially owned by such person (the “Watson Wyatt Voting Agreement”) and (b) certain executives officers and directors of Towers Perrin (the “Towers Perrin Persons”, and together with the Watson Wyatt Persons, the “Voting Persons”) each entered into an agreement with Watson Wyatt, relating to all of the shares of Towers Perrin Common Stock beneficially owned by such person (the “Towers Perrin Voting Agreement” and each of the Towers Perrin Voting Agreement and the Watson Wyatt Voting Agreement, a “Voting Agreement”).

Pursuant to the Voting Agreements each of the Voting Persons agreed, among other things, to vote (i) in the case of each Watson Wyatt Person, the Watson Wyatt Shares owned by such person and covered by the Watson Wyatt Voting Agreement at the Watson Wyatt shareholders meeting, and (ii) in the case of each Towers Perrin Person, the Towers Perrin Shares owned by such person and covered by the Towers Perrin Voting Agreement at the Towers Perrin shareholders meeting, (A) in favor of the approval and adoption of the Merger Agreement and any other matters necessary for the consummation of the Watson Wyatt Merger or Towers Perrin Merger, as applicable; and (B) against any proposal made in opposition to the Merger.

The description of the Towers Perrin Voting Agreement set forth herein is not complete and is subject to and qualified in its entirety by reference to the full text of the Towers Perrin Voting Agreement. A copy of the form of Towers Perrin Voting Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01               Other Events

On June 28, 2009, Watson Wyatt and Towers Perrin issued a joint press release (the “Press Release”) announcing that they entered into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This Current Report on Form 8-K was released on June 29, 2009.  Towers Perrin and Watson Wyatt have formed a company, Jupiter Saturn Holding Company (the “Holding Company”), which will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “Commission”) that will contain a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction.  YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TOWERS PERRIN, WATSON WYATT, THE HOLDING COMPANY AND THE PROPOSED TRANSACTION.  You will be able to obtain the joint proxy statement/prospectus (when it becomes available) and the other documents filed with the Commission free of charge at the Commission’s website, www.sec.gov.  In addition, you may obtain free copies of the joint proxy statement/prospectus (when it becomes available) and the other documents filed by Towers Perrin, Watson Wyatt and the Holding Company with the Commission by requesting them in writing from Towers Perrin, One Stamford Plaza, 263 Tresser Boulevard, Stamford, CT. 06901-3225, Attention: Marketing, or by telephone at 203-326-5400, or from Watson Wyatt, 901 N. Glebe Rd., Arlington, VA. 22203, Attention: Investor Relations, or by telephone at 703-258-8000.

Towers Perrin, Watson Wyatt, the Holding Company and their respective directors and executive officers may be deemed under the rules of the Commission to be participants in the solicitation of proxies from the stockholders of Watson Wyatt.  A list of the names of those directors and executive officers and descriptions of their interests in Towers Perrin, Watson Wyatt and the Holding Company will be contained in the joint proxy statement/prospectus which will be filed by the Holding Company with the Commission.  Stockholders may obtain additional information about the interests of the directors and executive officers in the proposed transaction by reading the joint proxy statement/prospectus when it becomes available.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”,

“estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology.  These statements include, but are not limited to, the benefits of the business combination transaction involving Towers Perrin and Watson Wyatt, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of Towers Perrin’s and Watson Wyatt’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of Towers Perrin shareholders and Watson Wyatt stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the ability to recruit and retain qualified employees and to retain client relationships; the combined company’s ability to make acquisitions, on which its growth depends, and its ability to integrate or manage such acquired businesses; and the risk that a significant or prolonged economic downturn could have a material adverse effect on the combined company’s business, financial condition and results of operations.  Additional risks and factors are identified under “Risk Factors” in Watson Wyatt’s Annual Report on Form 10-K filed on August 15, 2008, which is on file with the SEC, and under “Risk Factors” in the joint proxy statement/prospectus that will be filed by Jupiter Saturn Holding Company.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature.  None of Jupiter Saturn Holding Company, Towers Perrin or Watson Wyatt undertakes an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
The following exhibits are filed as part of this report:

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of June 26, 2009, by and among Watson Wyatt Worldwide, Inc., Towers, Perrin, Forster & Crosby, Inc., Jupiter Saturn Holding Company, Jupiter Saturn Pennsylvania Inc., and Jupiter Saturn Delaware Inc.

10.1	Form of Voting Agreement between Watson Wyatt and Directors and Executive Officers of Towers Perrin (incorporated by reference to Exhibit A-1 of Exhibit 2.1 to this report)

99.1	Press Release issued jointly by Watson Wyatt Worldwide, Inc. and Towers, Perrin, Forster & Crosby, Inc., dated June 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATSON WYATT WORLDWIDE, INC.
(Registrant)

Date: June 29, 2009
	By:	/s/ Roger F. Millay
	Name:	Roger F. Millay
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of June 26, 2009, by and among Watson Wyatt Worldwide, Inc., Towers, Perrin, Forster & Crosby, Inc., Jupiter Saturn Holding Company, Jupiter Saturn Pennsylvania Inc., and Jupiter Saturn Delaware Inc.

10.1	Form of Voting Agreement between Watson Wyatt and Directors and Executive Officers of Towers Perrin (incorporated by reference to Exhibit A-1 of Exhibit 2.1 to this report)

99.1	Press Release issued jointly by Watson Wyatt Worldwide, Inc. and Towers, Perrin, Forster & Crosby, Inc., dated June 28, 2009